                      (FACE OF REGISTERED GLOBAL SECURITY)

                           REGISTERED GLOBAL SECURITY

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE OR TO THE DEPOSITARY BY A NOMINEE OF THE DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK "DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                DAIMLERCHRYSLER NORTH AMERICA HOLDING CORPORATION

                   DAIMLERCHRYSLER NORTH AMERICA INTERNOTE(R)

                  IRREVOCABLY AND UNCONDITIONALLY GUARANTEED BY

                               DAIMLERCHRYSLER AG

REGISTERED                                                   CUSIP NO. _________
NUMBER ____________

PRINCIPAL AMOUNT:

$______________

ORIGINAL ISSUE DATE:            INTEREST RATE BASIS:         MATURITY DATE:

                                ____________________
                                If LIBOR: [ ] LIBOR Telerate Page:
                                          [ ] LIBOR Reuters Page:

ISSUE PRICE (expressed as a percentage         INTEREST PAYMENT FREQUENCY
of aggregate principal amount):                   (check applicable):

____________%                                  [ ] Monthly         [ ] Quarterly
                                               [ ] Semi-annually   [ ] Annually

SPREAD:       %                 SPREAD MULTIPLIER:

INDEX MATURITY:                 INITIAL INTEREST RATE: %  INTEREST RATE
                                                          CALCULATION:

CALCULATION AGENT (if           INTEREST RESET DATES:     INTEREST DETERMINATION
other than the Trustee):                                  DATES:

INTEREST RESET PERIOD:

MAXIMUM INTEREST RATE:                         MINIMUM INTEREST RATE:

REDEMPTION RIGHT: [ ] Yes

INITIAL REDEMPTION              INITIAL REDEMPTION        ANNUAL REDEMPTION
DATE:                           PERCENTAGE:    %          PERCENTAGE
                                                          REDUCTION:   %

SURVIVOR'S OPTION: [ ] Yes (If yes, the attached Survivor's Option Rider is incorporated into this Security)

MINIMUM DENOMINATIONS: $_________________________________ (if other than $1,000)

OTHER/ADDITIONAL PROVISIONS

            THE TERMS OF THE PRICING SUPPLEMENT ATTACHED HERETO (THE "PRICING SUPPLEMENT") ARE INCORPORATED HEREIN BY REFERENCE AND TO THE EXTENT INCONSISTENT HEREWITH SUPERCEDE THE PROVISIONS OF THIS SECURITY.

            DaimlerChrysler North America Holding Corporation, a Delaware corporation (the "Issuer," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, 55 Water Street, New York, New York 10041 or registered assigns, the Principal Amount stated above or in the Pricing Supplement attached hereto. In addition, the Issuer promises to pay interest on the Principal Amount stated above or in the Pricing Supplement attached hereto from the Original Issue Date stated above or in the Pricing Supplement attached hereto, or from the most recent Interest Payment Date for which interest has been paid or duly provided, but not including the applicable Interest Payment Date or date of Maturity, as the case may be, pursuant to the applicable provisions specified on the reverse hereof, in the attached Pricing Supplement and in the Indenture, until the principal hereof is paid or made available for payment as follows: the Interest Payment Dates for a Security that provides for monthly interest payments shall be the fifteenth day of each calendar month commencing in the calendar month that next succeeds the month of the Original Issue Date; in the case of a Security that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month commencing in the third succeeding calendar month following the month of the Original Issue Date; in the case of a Security that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each sixth month commencing in the sixth succeeding calendar month following the month of the Original Issue Date; and in the case of a Security that provides for annual interest payments, the Interest Payment Dates shall be the fifteenth day of every twelfth month commencing in the twelfth succeeding calendar month following the month of the Original Issue Date.

            Unless otherwise specified herein or in the attached Pricing Supplement, interest on this Security will be payable on each Interest Payment Date and at Maturity. "Maturity" means the date at which the principal of this Security becomes due and payable in full in accordance with its terms and the terms of the Indenture, whether at Stated Maturity, if any, or earlier by declaration of acceleration, call for redemption, repayment or otherwise. Unless otherwise specified herein or in the attached Pricing Supplement, interest, other than defaulted interest which may be paid on a special record date in accordance with the applicable provisions of the Indenture, will be payable to the Holder at the close of business on the Regular Record Date next preceding such Interest Payment Date. However, interest payable at Maturity will be payable to the person to whom principal shall be payable. Unless otherwise specified herein or in the attached Pricing Supplement, the first payment of any interest on a Security originally issued between a Regular Record Date for such Security and the succeeding Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date for such Security to the Holder on such next Regular Record Date.

            Unless otherwise specified herein or in the attached Pricing Supplement, payments of interest on this Security with respect to any Interest Payment Date will include interest accrued from and including the Original Issue Date, or the next preceding Interest Payment Date, to but excluding the applicable Interest Payment Date or the date of Maturity.

            Unless otherwise specified herein or in the attached Pricing Supplement, the Regular Record Dates with respect to this Security will be the 15th day (whether or not a Business Day) next preceding each Interest Payment Date.

            Unless otherwise specified herein or in the attached Pricing Supplement, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that with respect to LIBOR Notes (as defined herein), the day is also a London Business Day.

            Unless otherwise specified herein or in the attached Pricing Supplement, "London Business Day" means any day on which dealings in deposits in United States Dollars are transacted in the London interbank market.

            The principal of and interest on this Security are payable in immediately available funds in United States Dollars at the office or agency of the Issuer designated as provided in the Indenture; provided, however, that interest may be paid, at the option of the Issuer, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Issuer relating to the Securities.

            The Issuer will appoint and at all times maintain a Paying Agent authorized by the Issuer to pay the principal of (and premium, if any) and interest, if any, on Securities of this series on behalf of the Issuer and having an office or agency in The City of New York, where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Issuer has initially appointed JPMorgan Chase Bank, N.A. as such Paying Agent, with its Principal Office currently at 4 New York Plaza, New York, New York 10004, Attention: Capital Markets Fiduciary Services. The Issuer will give prompt written notice to the Trustee of any change in such appointment.

            REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

            In the event of any conflict between the provisions stated herein, or the provisions incorporated herein by reference and/or the provisions set forth in the attached Pricing Supplement, the provisions in the attached Pricing Supplement will prevail.

            Terms used in this Security and not defined herein shall have the meaning assigned to them in the attached Pricing Supplement or, if not defined in the attached Pricing Supplement, in the Indenture.

            Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Issuer has caused this Instrument to be duly executed.

Dated:                                             DAIMLERCHRYSLER NORTH AMERICA
                                                      HOLDING CORPORATION

                                                   By: _________________________
                                                       Name:
                                                       Title:

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated in and issued under the within-mentioned Indenture.

Dated:_____________

                                                   JPMORGAN CHASE BANK, N.A.,
                                                   as Trustee

                                                   By: _________________________
                                                         Authorized Signatory

                                                   [If this Certificate of
                                                   Authentication is executed by
                                                   an Authenticating Agent the
                                                   following is deemed inserted:

                                                   By: _________________________
                                                        As Authenticating Agent]

                                                   By: _________________________
                                                         Authorized Signatory

                     [Reverse of Registered Global Security]

                DAIMLERCHRYSLER NORTH AMERICA HOLDING CORPORATION

                   DAIMLERCHRYSLER NORTH AMERICA INTERNOTE(R)

                  IRREVOCABLY AND UNCONDITIONALLY GUARANTEED BY

                               DAIMLERCHRYSLER AG

            This global Security is one of a duly authorized series of Securities of DaimlerChrysler North America Holding Corporation, a Delaware corporation, as issuer ("DCNAH" or the "Issuer") designated as "DaimlerChrysler North America InterNotes(R)", initially limited to $5,000,000,000 in principal amount (the "Notes") issued and to be issued under an Indenture dated as of September 16, 1996, as amended by a first supplemental indenture dated December 21, 1998 (the "Indenture"), among Daimler-Benz North America Corporation (now DaimlerChrysler North America Holding Corporation), Daimler-Benz Canada, Inc. (now DaimlerChrysler Canada Finance Inc.), Daimler-Benz International Finance B.V. (now DaimlerChrysler International Finance B.V.), Daimler-Benz Aktiengesellschaft (succeeded by DaimlerChrysler AG), as guarantor (the "Guarantor") and The Chase Manhattan Bank (now JPMorgan Chase Bank, N.A.), as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. JPMorgan Chase Bank, N.A., also serves as Registrar and as Paying Agent in connection with the Securities. The Notes are unconditionally and irrevocably guaranteed (each a "Guarantee" and together with the Notes, the "Securities") by DaimlerChrysler AG. The amount of the series of Securities may be increased or decreased at any time by the Issuer. The Securities may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Indenture.

            Unless otherwise specified herein or in the attached Pricing Supplement, this Security will not be subject to any sinking fund.

            Subject to the applicable provisions of law and the attached Pricing Supplement, this Security shall be subject to the following provisions as applicable:

            Fixed Rate Note

            If this Security is a Fixed Rate Note, unless otherwise specified herein or in the attached Pricing Supplement, each Fixed Rate Note will bear interest from its Original Issue Date or from the most recent Interest Payment Date to which interest on such Fixed Rate Note has been paid or duly provided for at the interest rate per year specified herein or in the attached Pricing Supplement until the principal hereof is paid or made available for payment. Unless otherwise specified herein or in the attached Pricing Supplement, interest on the Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

            Unless otherwise specified herein or in the attached Pricing Supplement, if any Interest Payment Date or the date of Maturity for any Fixed Rate Note falls on a day that is not a Business Day, payment of principal of (and premium, if any), and interest, if any, with respect to such Fixed Rate Note will be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall be payable on the date of payment for the period from and after the due date.

            Floating Rate Notes

            If this Security is a Floating Rate Note, unless otherwise specified herein or in the attached Pricing Supplement, each Floating Rate Note will bear interest at a rate determined by reference to one or more interest rate bases (each an "Interest Rate Basis"), which may be adjusted by adding to or subtracting from the Interest Rate Basis a Spread and/or by multiplying the Interest Rate Basis by a Spread Multiplier. The "Spread" is the number of basis points (i.e., one one-hundredth of a percentage point) specified herein or in the attached Pricing Supplement to be added to or subtracted from the Interest Rate Basis of such Note, and the "Spread Multiplier" is the factor specified herein or in the attached Pricing Supplement as a positive or negative adjustment to the Interest Rate Basis for such Note. Unless otherwise specified herein or in the attached Pricing Supplement, the attached Pricing Supplement will designate one or more of the following Interest Rate Bases as applicable to each Floating Rate Note: (a) LIBOR (a "LIBOR Note"), (b) the Federal Funds Rate (a "Federal Funds Rate Note"), (c) the Treasury Rate (a "Treasury Rate Note"),
(d) the Prime Rate (a "Prime Rate Note"), or (e) such other Interest Rate Basis or interest rate formula as is set forth in the attached Pricing Supplement.

            Unless otherwise specified herein or in the attached Pricing Supplement, each Floating Rate Note will bear interest from its Original Issue Date to the first Interest Reset Date (as defined below) for such Floating Rate Note at the Initial Interest Rate (the "Initial Interest Rate") specified herein or in the attached Pricing Supplement. Thereafter, unless otherwise specified herein or in the attached Pricing Supplement, the interest rate on each Floating Rate Note for each Interest Reset Period (as defined below) will be equal to the interest rate calculated by reference to the Interest Rate Basis or Bases specified herein or in the attached Pricing Supplement plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any.

            The Issuer will appoint an agent (a "Calculation Agent") to calculate interest rates on Floating Rate Notes. Unless otherwise specified herein or in the attached Pricing Supplement, the Calculation Agent for each Floating Rate Note will be JPMorgan Chase Bank, N.A. All determinations to be made by the Calculation Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on all Holders and beneficial owners of Notes.

            Unless otherwise specified herein or in the attached Pricing Supplement, the interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, or at such other intervals (such type or period being the "Interest Reset Period" for such Note), in each case as specified herein or in the attached Pricing Supplement, and such interest rate will be reset on the Interest Reset Dates specified herein or in the attached Pricing Supplement (the first date upon which the reset interest rate becomes effective for an Interest Reset Period is an "Interest Reset Date"). The interest rate in effect from the Original

Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified herein or in the attached Pricing Supplement for such Floating Rate Note. The interest rate for a Floating Rate Note during an Interest Reset Period will be applicable from and including the related Interest Reset Date to but excluding the next Interest Reset Date or until such Note's Maturity.

            Unless otherwise specified herein or in the attached Pricing Supplement, if an Interest Reset Date for a Floating Rate Note is not a Business Day, the Interest Reset Date for such Floating Rate Note shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

            Unless otherwise specified herein or in the attached Pricing Supplement, the interest rate for each Interest Reset Period will be the rate determined as of the Interest Determination Date pertaining to the Interest Reset Date for such Interest Reset Period. Unless otherwise specified herein or in the attached Pricing Supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for (a) a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day prior to such Interest Reset Date, (b) a Federal Funds Rate Note (the "Federal Funds Interest Determination Date") or a Prime Rate Note (the "Prime Rate Interest Determination Date") will be the second Business Day prior to such Interest Reset Date and (c) a Treasury Rate Note (the "Treasury Rate Interest Determination Date") will be the day of the week in which the related Interest Reset Date falls on which direct obligations of the United States ("Treasury bills") would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. The auction, however, may be held on the preceding Friday. If so, that Friday will be the Interest Determination Date for the Interest Reset Date occurring in the next week.

            Unless otherwise specified herein or in the attached Pricing Supplement, the "Calculation Date", if applicable, pertaining to any Interest Determination Date shall be the earlier of (i) the fifth Business Day after such Interest Determination Date or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

            Unless otherwise specified herein or in the attached Pricing Supplement, if any Interest Payment Date, other than Maturity, for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity for any Floating Rate Note falls on a day that is not a Business Day, payment of principal of (and premium, if any) and interest, if any, with respect to such Note will be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall be payable on the date of payment for the period from and after the due date.

            Unless otherwise specified herein or in the attached Pricing Supplement, accrued interest from the Original Issue Date, or from the last date to which interest has been paid or duly provided for, will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor computed by adding the interest factor calculated for each day from the

Original Issue Date, or from the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. Unless otherwise specified herein or in the attached Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, in the case of LIBOR Notes, Federal Funds Rate Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

            Unless otherwise specified herein or in the attached Pricing Supplement, all percentages resulting from any calculation of the rate of interest on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five or more one-millionths of one percentage point being rounded upward (e.g., 9.876545% or .09876545 being rounded to 9.87655% or .0987655, respectively). All dollar amounts used in or resulting from any calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

            The Calculation Agent will, upon the request of the Holder of any Floating Rate Note, to the extent then available, provide the interest rate then in effect and, if different, the interest rate that will become effective as a result of a determination made on the most recent Interest Determination Date with respect to such Floating Rate Note.

            If specified herein or in the attached Pricing Supplement, any Floating Rate Note may also have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate of interest that may accrue during any Interest Reset Period (the "Maximum Interest Rate") and (ii) a minimum numerical interest rate limitation, or floor, on the rate of interest that may accrue during any Interest Reset Period (the "Minimum Interest Rate"). The interest rate on any Floating Rate Note will in no event be higher than the maximum rate permitted by New York law or other applicable law. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

            "Index Maturity" means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified herein or in the attached Pricing Supplement.

            Interest rates with respect to Floating Rate Notes will be determined by the Calculation Agent as follows:

            LIBOR Notes

            If this Security is a LIBOR Note, it will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any) specified herein or in the attached Pricing Supplement.

            Unless otherwise specified herein or in the attached Pricing Supplement, "LIBOR" for each Interest Reset Date will be determined by the Calculation Agent as follows:

            (i) With respect to a LIBOR Interest Determination Date, LIBOR will be either: (A) if "LIBOR Telerate" is specified as the reporting service in the attached Pricing Supplement or if such Pricing Supplement does not specify a source for LIBOR, the rate for deposits in United States Dollars having the Index Maturity designated in the attached Pricing Supplement commencing on the second London Business Day immediately following such LIBOR Interest Determination Date that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, or (B) if "LIBOR Reuters" is specified as the reporting service in the attached Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in United States Dollars having the Index Maturity designated in the attached Pricing Supplement and commencing on the second London Business Day immediately following such LIBOR Interest Determination Date that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page. If no rate appears on the Designated LIBOR Page (or, in the case of clause (i)(B) above, if the Designated LIBOR Page by its terms provides for more than a single rate but fewer than two offered rates appear on such Page), LIBOR in respect of such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause
(ii) below.

            (ii) With respect to any LIBOR Interest Determination Date to which the last sentence of clause (i) above applies, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States Dollars for the period of the Index Maturity designated in the attached Pricing Supplement commencing on the second London Business Day immediately following such LIBOR Interest Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in United States Dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York, selected by the Calculation Agent, at approximately 3:00 p.m., New York City time, on such LIBOR Interest Determination Date for loans made in United States Dollars to leading European banks having the Index Maturity designated in the attached Pricing Supplement commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

            "Designated LIBOR Page" means: if "Libor-Telerate" is specified herein or in the attached Pricing Supplement, the display on the Moneyline Telerate (or any successor service) on the page specified herein or in the attached Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank offered rates of major banks; or if "LIBOR Reuters" is specified herein or in the attached Pricing

Supplement, the display on the Reuters Monitor Money Rates Service (or any successor service) on the page specified herein or in the attached Pricing Supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank offered rates of major banks.

            Treasury Rate Notes

            If this Security is a Treasury Rate Note, it will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any) specified herein or in the attached Pricing Supplement.

            Unless otherwise specified herein or in the attached Pricing Supplement, the "Treasury Rate" means, with respect to any Treasury Rate Interest Determination Date, the rate for the auction of Treasury bills held on such Treasury Rate Interest Determination Date having the Index Maturity specified herein or in the attached Pricing Supplement which appears on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace this page on such service) or page 57 (or any other page as may replace this page on such service) under the heading "INVESTMENT RATE." If such rate has not been so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, then the Treasury Rate will be the auction average rate of Treasury bills (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity designated in the attached Pricing Supplement are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the Treasury Rate will be the rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on the Treasury Rate Interest Determination Date of Treasury bills having the Index Maturity specified herein or in the attached Pricing Supplement as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market" or, if not yet published by 3:00 p.m., New York City time, on the Calculation Date, the rate on the Treasury Rate Interest Determination Date of Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate shall be calculated by the Calculation Agent and shall be the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified herein or in the attached Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned above, the Treasury Rate with respect to such Treasury Rate Interest Determination Date shall be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

            "H.15(519)" means the weekly statistical release designated as H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/current, or any successor site or publication.

            "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

            Federal Funds Rate Notes

            If this Security is a Federal Funds Rate Note, it will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any) specified herein or in the attached Pricing Supplement.

            Unless otherwise specified herein or in the attached Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Rate Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)", as this rate is displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace this page on that service) ("Telerate Page 120"). In the event that such rate does not appear on Telerate Page 120 or is not yet published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying that rate, under the heading "Federal Funds (Effective)." If such rate does not appear on Telerate Page 120 or is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, then the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates, as of 3:00 p.m., New York City time, for the last transaction in overnight Federal Funds, on such Federal Funds Rate Interest Determination Date, arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if fewer than three of the brokers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

            Prime Rate Notes

            If this Security is a Prime Rate Note, it will bear interest at the rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any) specified herein or in the attached Pricing Supplement.

            Unless otherwise specified herein or in the attached Pricing Supplement, "Prime Rate" means, with respect to any Prime Rate Interest Determination Date, the rate on such date as published in H.15(519) under the heading "Bank Prime Loan" or if not published by 3:00 p.m., New York City time, on the Calculation Date, the rate on the Prime Rate Interest Determination Date as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying this rate, under the heading "Bank Prime Loan". If such rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source prior to 3:00 p.m., New York City time, on the related Calculation Date, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect as of 3:00 p.m., New York City time, for such Prime Rate Interest Determination Date. If fewer than four such rates appear on such Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

            "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or any successor service) (or such other page as may replace the USPRIME1 page on such service (or any successor service)) for the purpose of displaying prime rates or base lending rates of major United States banks.

            Redemption at the Option of the Issuer

            IF NO REDEMPTION RIGHT IS SET FORTH ON THE FACE HEREOF OR IN THE ATTACHED PRICING SUPPLEMENT, THIS SECURITY MAY NOT BE REDEEMED AT THE OPTION OF THE ISSUER PRIOR TO THE STATED MATURITY DATE. If a Redemption Right is granted on the face of this Security, this Security may be redeemed at the option of the Issuer on any date on and after the date, if any, specified herein or in the attached Pricing Supplement (the "Initial Redemption Date"). On and after the Initial Redemption Date, if any, this Security may be redeemed at the option of the Issuer at any time in whole or from time to time in part in increments of $1,000, or any integral multiple of $1,000 in excess thereof, or the minimum denomination specified herein or in the attached Pricing Supplement, provided that any remaining principal amount thereof shall be at least $1,000 or such minimum denomination, at the Redemption Price, as defined below, on notice given not more than 60 days if the Securities are being redeemed in whole, or 45 days if the Securities are being redeemed in part, nor less than 30 days, prior to the date of redemption and in accordance with the provisions of the Indenture. In the event of redemption of this Security in part only, a new Security for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

            If applicable, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified herein or in the attached Pricing Supplement, of the principal amount of this Security to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified herein or in the attached Pricing Supplement, of the principal amount to be redeemed until the Redemption Price is 100%
of such principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

            The Securities are the direct, unconditional, unsubordinated and (subject to certain provisions set forth in the Indenture) unsecured obligations of the Issuer and the Guarantees are the direct, unconditional, unsubordinated and (subject to certain provisions set forth in the Indenture) unsecured obligations of the Guarantor, in each case without any preference among themselves and rank at least equally with deposits and all other unsecured and unsubordinated obligations of the Issuer or the Guarantor, as the case may be, subject, in the event of insolvency, to laws of general applicability relating to or affecting creditors' rights.

            The Guarantor will pay to the holders of the Securities of this series such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, on any Security of this series after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the jurisdiction in which the Guarantor is organized or any political subdivision or taxing authority thereof or therein having power to tax will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply on account of any tax, assessment, duty or other governmental charge which is payable (a) otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest, if any, on this Security; or (b) by reason of the holder having, or having had, some personal or business connection with the jurisdiction in which the Guarantor is organized and not merely by reason of the fact that payments are, or for the purposes of taxation are deemed to be, from sources in, or secured in, such jurisdiction; or (c) by reason of a change in law or official practice of any relevant taxing authority that becomes effective more than fifteen days after the Relevant Date (as defined below) for payment of principal (or premium, if any), or interest, if any, in respect of this Security; or (d) by the Paying Agent from a payment if the payment could have been made by another paying agent without such deduction or withholding; or (e) by reason of the holder's present or former status as a personal holding company, foreign personal holding company, a passive foreign investment company, or a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax, and not merely by reason of the fact that payments in respect of this Security or the Guarantee are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the United States or the Federal Republic of Germany; or (f) by reason of such holder's past or present status as the actual or constructive owner of ten percent or more of the total combined voting power of all classes of stock of the Issuer entitled to vote; or (g) by reason of any estate, excise, inheritance, gift, sales, transfer, wealth or personal property tax or any similar assessment or governmental charge; or (h) as a result of the failure of the holder to comply with certification, identification, or other similar information reporting requirements or make a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or (i) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union directive on the taxation of savings, or any law implementing or complying with, or introduced in order to conform to, such directive; or (j) owing to any combination of clauses (a) through (i) above.

            No additional amounts will be paid as provided above with respect to any payment of principal of (or premium, if any, on) or interest, if any, on this Security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Security.

            "Relevant Date" means the date on which the payment of principal of (or premium, if any, on) or interest, if any, on this security first becomes due and payable but, if the full amount of the monies payable on such date has not been received by the relevant Paying Agent or as it shall have directed on or prior to such date, the "Relevant Date" means the date on which such monies shall have been so received.

            If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of all of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that in certain circumstances such declaration and its consequences may be rescinded and annulled by the Holders of a majority in aggregate principal amount of the Outstanding Securities. If a default with respect to Securities of this series as specified in Section 501 of the Indenture occurs and is continuing, the Trustee may pursue certain remedies as set forth in the Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of this series may waive any past default under the Indenture and its consequences, except a default in the payment of principal of (or premium, if any, on) or interest, if any, on any of the Securities or with respect to a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Securities.

            The Indenture contains provisions permitting the Issuer and the Trustee (i) without the consent of the Holders of any Securities issued under the Indenture to execute supplemental indentures for certain enumerated purposes, such as to cure any ambiguity or inconsistency or to make any change that does not have a materially adverse effect on the rights of any Holder of such Securities, and (ii) with the consent of the Holders of more than 50% in aggregate principal amount of the Outstanding Securities of each series of Securities affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of Holders of Securities under the Indenture; provided, that, with respect to certain enumerated provisions, no such supplemental indenture may be entered into without the consent of the Holder of each Outstanding Security affected thereby. The Indenture also permits the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series to be affected on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer and the Guarantor with certain restrictive provisions of the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Securities.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest, if any, on this Security (including any additional amounts payable in accordance with the term of this Security and the Indenture) at the times, places and rate, and in the currency or currency unit, specified herein or in the attached Pricing Supplement. However, the Indenture limits the Holder's right to enforce the Indenture and this Security.

            This Global Security or portion hereof may not be exchanged for definitive Securities of this series, except for definitive Securities in the limited circumstances provided for in the Indenture. As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of (and premium, if any, on) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, to authorized denominations and for the same aggregate principal amount, and with the Guarantee executed by the Guarantor endorsed thereon, will be issued to the designated transferee or transferees.

            As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of a different Authorized Denomination, and with the Guarantee executed by the Guarantor endorsed thereon, as required by the Holder surrendering the same.

            This Security is issuable only as a registered security without coupons in denominations of $1,000 and any integral multiple in excess thereof unless otherwise specifically agreed between the parties and provided on the face of this Security.

            Except as otherwise provided for in the Indenture, no service charge will be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Issuer, the Guarantor, the Trustee and the Paying Agent and any agent of the Issuer, the Guarantor, the Trustee or the Paying Agent may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of the Issuer, the Guarantor, the Trustee, the Paying Agent or any such agent shall be affected by notice to the contrary.

            The Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

            Terms used in this Security and not defined herein shall have the meaning assigned to them in the attached Pricing Supplement or, if not defined in the attached Pricing Supplement, in the Indenture.

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of the within Security shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-- as tenants in common
TEN ENT-- as tenants by the entireties
JT TEN-- as joint tenants with right of survivorship and not as tenants in common
UNIF TRANS MIN ACT --

Custodian
(Cust)            (Minor)
Under Uniform Transfers to Minors Act

_____________________________________
(State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________.
                          [PLEASE PRINT OR TYPE NAME AND ADDRESS
                             INCLUDING ZIP CODE, OF ASSIGNEE]

Please Insert Social Security or Other
Identifying Number of Assignee: ______________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________ Attorney to transfer said
Security on the books of the Issuer, with full power of substitution in the premises.

Dated: ______________________       _________________________________________

                                    _________________________________________
                                              (Signature Guaranteed)

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration or enlargement or any change whatever and must be guaranteed.

                             SURVIVOR'S OPTION RIDER

            If the Survivor's Option is applicable to this Security, the authorized representative of a deceased beneficial owner of the Security or a beneficial interest in the Security shall have the option to elect repayment of such Security or interest following the death of such beneficial owner (a "Survivor's Option"). Unless specifically provided on the face of this Security or in a Pricing Supplement that forms a part of this Security, no Survivor's Option may be exercised unless the Security or a beneficial interest in the Security was purchased at least six months prior to the Representative's (as defined below) exercise of the Survivor's Option.

            Upon exercise of the Survivor's Option, the Issuer shall repay any Security (or portion thereof) properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased beneficial owner of a Security (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the appropriate jurisdiction at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in such Security plus accrued interest to, but excluding, the date of such repayment, subject to the following limitations:

            (a) The Issuer may, in its sole discretion, limit the aggregate principal amount of Securities as to which exercises of the Survivor's Option shall be accepted in any calendar year (the "Annual Put Limitation") to an amount equal to the greater of 2% of the Outstanding principal amount of the Securities as of the end of the most recent calendar year or $2,000,000 in any such calendar year, or such greater amount as the Issuer in its sole discretion may determine for any calendar year, and may limit to $250,000, or such greater amount as the Issuer in its sole discretion may determine for any calendar year, the aggregate principal amount of Securities (or portions thereof) as to which exercise of the Survivor's Option will be accepted with respect to any individual deceased owner or beneficial interests in such Securities (the "Individual Put Limitation").

            (b) The Issuer shall not permit the exercise of the Survivor's Option in amounts that are less than $1,000, or that would result in a Security remaining outstanding after repayment of less than $1,000 (the minimum authorized denomination of the Securities).

            (c) Any Security (or portion thereof) tendered pursuant to a valid exercise of the Survivor's Option may not be withdrawn and such Security (or portion thereof) may not be transferred prior to repurchase or repayment.

            Each Security (or portion thereof) that is tendered pursuant to valid exercise of the Survivor's Option shall be accepted promptly in the order all such Securities are tendered, except for any Security (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Securities (or portions thereof) that have been accepted pursuant to exercise of the Survivor's Option during such year has exceeded either the Annual Put Limitation, if applied, or the Individual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Securities (or portions thereof) not accepted during such calendar year because such acceptance would have contravened either such limitation, if applied, shall be deemed to be tendered in the following calendar year in the order all such Securities (or portions thereof) were tendered. Normally, any Security (or portion thereof) accepted for repayment pursuant to exercise of the Survivor's Option shall be repaid on the first Interest Payment Date that occurs at least 20 calendar days after the date of such acceptance. In the event that a Security (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered Holder thereof at its last known address as indicated in the Security Register, that states the reason such Security (or portion thereof) has not been accepted for payment.

            In order for a Survivor's Option to be validly exercised with respect to any Security (or portion thereof), the Trustee must receive from the Representative of the deceased owner (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a Security (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Issuer and the Trustee that (A) the deceased was the owner of a beneficial interest in such Security at the time of death and his or her beneficial interest in such Security was owned by the deceased beneficial owner, including his or her estate, at least six months prior to the request for repayment, (B) the death of such beneficial owner has occurred (C) as to the date of death of the beneficial owner and (D) the Representative has authority to act on behalf of the deceased beneficial owner, (iv) if applicable, a properly executed assignment or endorsement, (v) if the ownership interest in such Security is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Issuer and the Trustee from such nominee attesting to the deceased's beneficial ownership interest in such Security, (vi) tax waivers and such other instruments or documents that the Issuer or the Trustee reasonably requires in order to establish the validity of beneficial ownership interest of the Securities and the claimant's entitlement to payment and (vii) any additional information the Issuer or the Trustee reasonably requires to evidence satisfaction of any conditions to the exercise of the Survivor's Option or to document beneficial ownership interest in, or authority to make the election and to cause the repayment of the Security (or portion thereof). Subject to the Issuer's right hereunder to limit the aggregate principal amount of Securities as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Issuer, in its sole discretion, which determination shall be final and binding on all parties.

            The death of a person owning a Security in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the Holder of the Security, and the entire principal amount of the Security so held shall be subject to repayment. The death of a person holding a beneficial ownership interest in a Security by tenancy in common shall be deemed the death of a Holder of a Security only with respect to the deceased Holder's interest in the Security so held by tenancy in common; except that in the event a Security is held by husband and wife as tenants in common, the death of either shall be deemed the death of the Holder of the Security, and the entire principal amount of the Security so held shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests of a Security, shall be deemed the death of the Holder thereof for purposes of this provision, regardless of whether that beneficial owner was the registered Holder, if entitlement to those interests can be established to the satisfaction of the Issuer and the Trustee. A beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and custodial and trust arrangements where one person has all of the beneficial ownership interest in the Security during his or her lifetime.

            For Securities represented by a Global Security, the Depository or its nominee is treated as the Holder of such Security and therefore shall be the only entity that can exercise the Survivor's Option for such Security. To obtain repayment pursuant to exercise of the Survivor's Option with respect to such Security, the Representative must provide to the broker or other entity through which the beneficial interest in such Security is held by the deceased beneficial owner (i) the documents described in the second preceding paragraph and (ii) written instructions to such broker or other entity to notify the Depository of such Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) evidence satisfactory to the Issuer and the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.

                                    GUARANTEE

            For value received, DaimlerChrysler AG, a stock corporation organized in the Federal Republic of Germany (herein called the "Guarantor", which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby irrevocably and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed, and to the Trustee on behalf of each such Holder, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on such Security (including any additional amounts payable in accordance with the terms of such Security and the Indenture) and the due and punctual payment of any sinking fund payments provided for pursuant to the terms of any such Security when and as the same shall become due and payable, whether at the Stated Maturity, if any, by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the Holder or otherwise, in accordance with the terms of said Security and of the Indenture. In case of the failure of the Issuer punctually to make any such payment of principal (or premium, if any) or interest, if any, (including any additional amounts as referred to above) or sinking fund payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, if any, by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the Holder or otherwise, and as if such payment were made by the Issuer.

            The Guarantor will pay to the holder of this Security such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, on this Security after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the jurisdiction in which the Guarantor is organized or any political subdivision or taxing authority thereof or therein having power to tax, will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply on account of any tax, assessment, duty or other governmental charge which is payable (a) otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest, if any, on this Security; or (b) by reason of the holder having, or having had, some personal or business connection with the jurisdiction in which the Guarantor is organized and not merely by reason of the fact that payments are, or for the purposes of taxation are deemed to be, from sources in, or secured in, the jurisdiction in which the Guarantor is organized; or (c) by reason of a change in law or official practice of any relevant taxing authority that becomes effective more than fifteen (15) days after the Relevant Date (as defined above) for payment of principal (or premium, if any), or interest, if any, in respect of this Security; or (d) by the Paying Agent from a payment if the payment could have been made by another paying agent without such deduction or withholding; or (e) by reason of the holder's present or former status as a personal holding company, foreign personal holding company, a passive foreign investment company, or a controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax, and not merely by reason of the fact that payments in respect of this Security or the Guarantee are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the United States or the Federal Republic of Germany; or (f) by reason of such holder's past or present status as the actual or constructive owner of ten percent or more of the total combined voting power of all classes of stock of the Issuer entitled to vote; or (g) by reason of any estate, excise, inheritance, gift, sales, transfer, wealth or personal property tax or any similar assessment or governmental charge; or (h) as a result of the failure of the holder to comply with certification, identification, or other similar information reporting requirements or make a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or (i) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union directive on the taxation of savings, or any law implementing or complying with, or introduced in order to conform to, such directive; or (j) owing to any combination of clauses (a) through (i) above.

            The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of said Security or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of said Security or by the Trustee or the Paying Agent with respect to any provisions thereof or of the Indenture, the recovery of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to said Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of its obligations contained in the Indenture, said Security and this Guarantee.

            The Holder of the Security on which this Guarantee is endorsed is entitled to the further benefits relating thereto set forth in the Security and the Indenture. No reference herein to the Indenture and no provision of this Guarantee, said Security or the Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any, on) and interest, if any (including any additional amounts referred to above), or any sinking fund payment in respect of, the Security upon which this Guarantee is endorsed.

            The Indenture, the Securities and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GUARANTEE SET FORTH IN SAID SECURITY AND IN THE INDENTURE, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

            Terms used in this Guarantee and not defined herein shall have the meanings assigned to them in the attached Pricing Supplement or, if not defined in the attached Pricing Supplement, in the Indenture.

            This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the within Security has been executed by the Paying Agent, directly or through an Authenticating Agent, by manual or facsimile signature of an authorized signatory.

            IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

Dated:

                                                   DAIMLERCHRYSLER AG

                                                   By: _________________________
                                                       Name:
                                                       Title:

                                                   By: _________________________
                                                       Name:
                                                       Title:

                             CERTIFICATE OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE ____________________________________________
/_________________________________________/_____________________________________
________________________________________________________________________________
PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing
________________________________________________________________________________
attorney to transfer said Security on the books of the Issuer, with full power of substitution in the premises.

Dated: _______________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                DAIMLERCHRYSLER NORTH AMERICA HOLDING CORPORATION

                   DAIMLERCHRYSLER NORTH AMERICA INTERNOTES(R)

            FORM OF NOTICE OF ELECTION TO EXERCISE SURVIVOR'S OPTION

[ ] By checking this box, the undersigned represents that: (1) it is the authorized representative of the deceased beneficial owner identified below; (2)(a) the deceased was the beneficial owner of the principal amount of DaimlerChrysler North America InterNotes(R) listed below at the date of his or her death and such InterNotes have been held by the deceased or his or her estate for at least six months, (b) the death of the beneficial owner listed below has occurred and (c) the undersigned representative has authority to act on behalf of the deceased beneficial owner; and (3) subject to the aggregate limitation on the amount of DaimlerChrysler North America InterNotes(R) that may be tendered in any calendar year, it hereby elects to tender the principal amount of DaimlerChrysler North America InterNotes(R) set forth below for repayment by DaimlerChrysler North America Holding Corporation for a price equal to 100% (or such lesser amount as may be accepted for repayment) of the principal amount of the beneficial interest of the deceased owner plus accrued interest to the date of repayment.

            The deceased beneficial owner held the principal amount of DaimlerChrysler North America InterNotes(R) to be tendered as (check one):

___ a sole beneficial owner, a joint tenant or a tenant by the entirety with another or others, a tenant in common with a spouse or an individual entitled to substantially all of the beneficial interest.

___ a tenant in common with another (other than a spouse). If applicable please provide the amount of interest held by the deceased beneficial owner. $_________

Full name of deceased beneficial owner (please attach death certificate):

_______________________________________________________
If applicable, full name of the nominee of the deceased beneficial owner (please attach a certificate attesting to the deceased's ownership of the beneficial interest in the notes):

___________________________________________
Principal amount of DaimlerChrysler North America InterNotes(R) being tendered for repayment (amount must exceed $1,000):

$ ___________________

            DaimlerChrysler North America Holding Corporation may, in its sole discretion, limit the aggregate principal amount of InterNotes that may be tendered pursuant to the Survivor's Option by any single beneficial owner in any calendar year to $250,000 or such greater amount as it may determine. Additional limitations with respect to aggregate exercises by all holders and terms of acceptance are also applicable and are more fully described in the Prospectus Supplement dated ______________, 2005. JPMorgan Chase Bank, N.A., as Trustee on behalf of DaimlerChrysler North America Holding Corporation, has the right to reject tenders of DaimlerChrysler North America InterNotes(R) if a properly executed election is not submitted or if it fails to receive any tax or additional information that is required to document adherence to any conditions precedent, ownership or authority to make the election.

THIS NOTICE OF ELECTION MAY NOT BE WITHDRAWN AND INTERNOTES SUBJECT TO THIS NOTICE OF ELECTION MAY NOT BE TRANSFERRED PRIOR TO THE DATE OF REPAYMENT

PLEASE SIGN HERE

(Must be signed by authorized representative(s) of deceased holder. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary capacity, please set forth full title.)

Signature(s) of Authorized Representative(s):

Dated:  ___________________, 20___

Name(s): _______________________________________________________________________
                                   (Please Print)

Capacity (full title): _________________________________________________________

Address: _______________________________________________________________________
                                   (Include Zip Code)

Area Code(s) and Telephone Number(s): __________________________________________

                            GUARANTEE OF SIGNATURE(S)

(Must be signed be authorized representative of: (1) a member firm of a registered national securities exchange or the National Association of Securities Dealers, Inc., or (2) a commercial bank or trust company having an office or correspondent in the United States.)

Name of Firm: __________________________________________________________________

Authorized Signature: __________________________________________________________

Name: __________________________________________________________________________
                                   (Please Print)

Title: _________________________________________________________________________

Address: _______________________________________________________________________
                                 (Include Zip Code)

Area Code(s) and Telephone Number(s): __________________________________________

Dated:  ___________________, 20___

                                       31
s